Exhibit 23.2




                     CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in this Registration Statement of Camden Property Trust on Form S-8 of our reports dated February 21, 1997, appearing in and incorporated by reference in the Annual Report on Form 10-K of Camden Property Trust for the year ended December 31, 1996.



/s/ Deloitte & Touche LLP
--------------------------
Deloitte & Touche LLP
Houston, Texas
July 30, 1997

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